CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 6, 2003, for Sycuan U.S. Value Fund (the “Fund”) and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 1 to Sycuan Funds’ Registration Statement on Form N-1A (file No. 333-107049 and 811-21401), including the references to our firm and the heading “Accountants” in the Statement of Additional Information of the Fund.

/s/ McCurdy & Associates CPA’s, Inc.

McCurdy & Associates CPA's, Inc.

Westlake, Ohio

October 6, 2003